Exhibit 99.1

Unaudited Pro Forma Financial Information

On February 16, 2016, NBTY, Inc. (“NBTY”), a wholly owned subsidiary of Alphabet Holding Company, Inc. (the “Company”) completed its previously announced disposition of Vitamin World, Inc. (“Vitamin World”), a subsidiary of the Company, and certain assets (including real property) associated with Vitamin World (collectively, the “Business”), to VWRE Holdings, Inc., an affiliate of Centre Lane Partners, LLC (“Purchaser”).

On the closing date, NBTY received aggregate proceeds from the sale of approximately $25.6 million, consisting of cash and a promissory note from the Purchaser.  The Company will also receive $5.5 million of cash 45 days after the closing date for payment of certain pre-closing inventory pursuant to the financial terms of a new supply agreement. In addition, NBTY received a warrant entitling it to purchase, in whole but not in part, common stock of the Purchaser representing 10% of the fully diluted equity of the Purchaser as of February 16, 2016.  The warrant is exercisable at any time, expiring upon the earlier of 10 years following the date of issuance or subsequent sale of the Business.    Based on the fair value of the proceeds received, the cumulative expected loss on sale, inclusive of the $11.7 million impairment of the Business’s store assets in the first quarter of fiscal 2016, will range from $35 million to $40 million, pending the resolution of certain post-closing adjustments.

In connection with the sale of the Business, NBTY has agreed to provide the Purchaser certain transition services related to the operation of the Business.  In addition, NBTY has agreed to supply the Business with certain vitamin and nutritional supplement products for a period of up to two years.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2015 presents the pro forma effects of the transaction assuming the disposition occurred on December 31, 2015. The unaudited condensed consolidated statements of operations for the three months ended December 31, 2015 and for the fiscal year ended September 30, 2015, present the pro forma effects of the transaction for both periods assuming the disposition occurred on October 1, 2014. The following unaudited pro forma condensed consolidated balance sheet reflects the elimination of net assets and liabilities related to the Business and the following unaudited pro forma condensed consolidated statements of operations reflect the elimination of sales, costs and expenses related to the Business and the inclusion of the income and corresponding costs that will be incurred by the Company subsequent to the sale including, but not limited to, transitional services as well as the supply agreement. The pro forma adjustments related to the disposition are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances. For the unaudited pro forma condensed consolidated statements of operations for the fiscal year ended September 30, 2015, and the three months ended December 31, 2015, respectively, a statutory tax rate of 38.3 percent was applied, as the disposition is predominately in the United States of America.

The preparation of this unaudited condensed consolidated pro forma financial information requires management to make estimates and assumptions based upon the information known at that time. Actual results could differ from these estimates.

This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial information and accompanying notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2015.

Alphabet Holding Company, Inc. and Subsidiary
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2015
(in thousands, except share amounts)

	Company	Business	Pro forma		Pro forma
	(as reported)	(historical)	adjustments		Company
Assets
Current assets:
Cash and cash equivalents	$205,549	$736	$10,561	(A)	$215,374
Accounts receivable, net	189,224	101	—		189,123
Inventories	855,193	33,299	—		821,894
Deferred income taxes	56,425	1,879	—		54,546
Other current assets	75,533	3,229	5,486	(A)	77,790
Total current assets	1,381,924	39,244	16,047		1,358,727

Property, plant and equipment, net	573,826	17,502	—		556,324
Goodwill	1,200,501	—	—		1,200,501
Intangible assets, net	1,714,112	—	—		1,714,112
Other assets	32,729	65	10,297	(A)	42,961
Total assets	$4,903,092	$56,811	$26,344		$4,872,625
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion long-term debt	$59,814	$—	$—		$59,814
Accounts payable	311,138	1,051	—		310,087
Accrued expenses and other current liabilities	184,938	4,501	3,600	(B)	184,037
Total current liabilities	555,890	5,552	3,600		553,938
Long-term debt, net of current portion	3,073,442				3,073,442
Deferred income taxes	723,201	(2,128)	—		725,329
Other liabilities	41,179	4,452	—		36,727
Total liabilities	4,393,712	7,876	3,600		4,389,436
Commitments and contingencies
Redeemable non-controlling interest	103,511	—	—		103,511
Stockholders’ equity	405,869	48,935	22,744	(A), (B)	379,678

Total liabilities and stockholders’ equity	$4,903,092	$56,811	$26,344		$4,872,625

(A)       Proceeds from the transaction are as follow:

Cash received at closing	$10,561

Short-term receivable for inventory	5,486
Promissory note, net of fair value adjustment	9,500
Estimated fair value of warrant	797
Total non-cash proceeds	15,783

Total Proceeds	26,344

Net assets sold as part of the Business	48,935
Transaction costs	(3,600)

Loss on sale of the Business	$(26,191)

Based on the fair value of the proceeds received, the cumulative expected loss on sale, inclusive of the $11,656 impairment of the Business’s store assets in the first quarter of fiscal 2016, will range from $35,000 to $40,000, pending the resolution of certain post-closing adjustments.

(B)       Reflects accruals for transaction fees and employee completion bonuses relating to the sale of the Business.

Alphabet Holding Company, Inc. and Subsidiary
Unaudited Pro Forma  Condensed Consolidated Statement of Operations
For the three months ended December 31, 2015
(in thousands, except share amounts)

	Company	Business	Pro forma		Company
	(as reported)	(historical)	Adjustments		Pro forma

Net sales	$801,990	$49,547	$10,542	(A)	$762,985

Costs and expenses:
Cost of sales	443,144	18,484	10,040	(A)	434,700
Advertising, promotion and catalog	46,463	1,950	—		44,513
Selling, general and administrative	253,266	30,050	(963	)(B),(C)	222,253
Impairment of Vitamin World assets	11,656	11,656	—		—
Facility restructuring charges	5,494	—	—		5,494

Total costs and expenses	760,023	62,140	9,077		706,960

Income (loss) from operations	41,967	(12,593)	1,465		56,025

Other income (expense):
Interest	(55,409)	—	—		(55,409)
Miscellaneous, net	(1,962)	—	263	(D)	(1,699)

Total other (expense) income	(57,371)	—	263		(57,108)

(Loss) income from operations before income taxes	(15,404)	(12,593)	1,728		(1,083)

(Benefit) provision for income taxes	(4,218)	(4,823)	662	(E)	1,267

Net (loss) income	(11,186)	(7,770)	1,066		(2,350)

Net loss attributable to non-controlling interests	(139)	—	—		(139)

Net (loss) income attributable to Alphabet Holding Company, Inc.	$(11,047)	$(7,770)	$1,066		$(2,211)

(A)       Net sales and Cost of sales were estimated based on the cost of actual sales to Vitamin World for the respective period with a 5% markup in accordance with the terms of the new supply agreement.  This arrangement is for a guaranteed term of six months and can be extended for a period of up to a total of two years; for the purposes of this pro forma presentation, it is assumed that this arrangement remains in place for two years.

(B)       Reduction of costs associated with reimbursements of $1,472 for services provided in accordance with a transition services agreement.  These services are for various functions including accounting, legal, human resources, information technology, warehousing and other support.

(C)       Increase in SG&A of $509 related to estimated rent costs for the lease of a building that was sold as part of the Business.

(D)       Interest income on the long-term promissory note of $15,000 received as part of the proceeds of the sale of Vitamin World at an interest rate of 7% in accordance with the promissory note.

(E)        A statutory tax rate of 38.3% was applied to all pro forma adjustments.

Alphabet Holding Company, Inc. and Subsidiary
Unaudited Pro Forma  Condensed Consolidated Statement of Operations
For the fiscal year ended September 30, 2015
(in thousands, except share amounts)

	Company	Business	Pro forma		Company
	(as reported)	(historical)	Adjustments		Pro forma
Net sales	$3,226,124	$208,106	$45,022	(A)	$3,063,040

Costs and expenses:
Cost of sales	1,746,462	75,256	42,878	(A)	1,714,084
Advertising, promotion and catalog	198,203	8,081	—		190,122
Selling, general and administrative	978,432	121,418	(6,006	)(B),(C)	851,008
Goodwill and intangible asset impairment charges	55,000	55,000	—		—
Facility restructuring charges	29,493	—	—		29,493

	3,007,590	259,755	36,872		2,784,707

Income (loss) from operations	218,534	(51,649)	8,150		278,333

Other income (expense):
Interest	(217,325)	—	—		(217,325)
Miscellaneous, net	1,734	—	1,050	(D)	2,784

Total other (expense) income	(215,591)	—	1,050		(214,541)

Income (loss) before income taxes	2,943	(51,649)	9,200		63,792

Provision (benefit) for income taxes	30,104	(19,782)	3,524	(E)	53,410

Net income (loss)	$(27,161)	$(31,867)	$5,676		$10,382

(A)       Net sales and Cost of sales were estimated based on the cost of actual sales to Vitamin World for the respective period with a 5% markup in accordance with the terms of the new supply agreement.  This arrangement is for a guaranteed term of six months and can be extended for a period of up to a total of two years; for the purposes of this pro forma presentation, it is assumed that this arrangement remains in place for two years.

(B)       Reduction of costs associated with reimbursements of $8,040 for services provided in accordance with a transition services agreement.  These services are for various functions including Accounting, Legal, Human Resources, Information and Technology, Warehousing and other support.

(C)       Increase in SG&A of $2,034 related to estimate rent costs for the lease of a building that was sold as part of the Business.

(D)       Interest income on the long-term promissory note of $15,000 received as part of the proceeds of the sale of Vitamin World at an interest rate of 7% in accordance with the promissory note.

(E)        A statutory tax rate of 38.3% was applied to all pro forma adjustments.